                                                                     Exhibit 8.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.


                                ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Marvin Winick           Alice Eastman Helle      Miranda L. Hughes        James S. Niblock
DES MOINES, IOWA  50309-2510   Richard W. Baskerville  Michael R. Blaser        Duane P. Hagerty         Ann Holden Kendell
                               Bruce Graves            Thomas D. Johnson        James A. Napier          Rebecca A. Brommel
TELEPHONE: (515) 242-2400      Steven C. Schoenebaum   Charles J. Krogmeier     Christine B. Long
FACSIMILE: (515) 283-0231      Harold N. Schneebeck    Christopher R. Sackett   Kelly D. Hamborg
                               Paul D. Hietbrink       Sean P. Moore            William E. Hanigan
                               William C. Brown        Stuart I. Feldstein      Mary A. Ericson          Patents and Trademarks
URL:  www.ialawyers.com        Richard K. Updegraff    Nancy S. Boyd            Deborah J. Schmudlach      James A. Napier
                               Jill Thompson Hansen    James L. Pray            Danielle K. Dixon
Offices in:                    Paul E. Carey           Brenton D. Soderstrum    Brian P. Rickert         Washington, D.C. Office
  Pella, Iowa                  Douglas E. Gross        Fred L. Morris           Anna N. Evans              Brian Kennedy
  Washington, D.C.             John D. Hunter          Michael D. Treinen       Jeffrey L. Himrich
                               James H. Gilliam        Scott L. Long            Valerie D. Bandstra
                               Robert D. Andeweg       Ronni F. Begleiter       Alexander M. Johnson     Walter R. Brown (1921-2000)


                                                                                                         WRITER'S DIRECT DIAL NO.
                                                                                                             (515) 242-2473
                                                                                                         WRITER'S E-MAIL ADDRESS
                                                                                                          hanigan@ialawyers.com

                                  July 18, 2002

The Board of Directors
East Kansas Agri-Energy, L.L.C.
20477 S.W. Florida Road
Westphalia, Kansas  66093

     RE:      2002 Registration Statement; Tax Matters

Dear Sirs:

As counsel for East Kansas Agri-Energy, L.L.C. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 18,000 of its membership interests (the "Units").

We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated July 18, 2002 relating to that offering (the "Registration Statement").

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

July 18, 2002
Page 2

Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                       Very truly yours,


                                       Bill Hanigan


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